EXHIBIT 16.1

April 20, 2023

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Ladies and Gentlemen: We have been furnished with a copy of the response to Item 4.01 of Form 8-K dated April 20, 2023, to be filed by our former client, SOBR Safe, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ MACIAS, GINI & O’CONNELL, LLC

Macias, Gini & O’Connell, LLC

Macias Gini & O’Connell LLP
111 Pacifica Suite 300	www.mgocpa.com
Irvine, CA 92618